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For immediate release                             For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4041
                                                       Email: investor@kaneb.com


                           KANEB REPORTS 2001 RESULTS

DALLAS, TX (FEBRUARY 11, 2002) - Kaneb today reported results for the year ended December 31, 2001. The Kaneb Companies are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE: KPP, "the Partnership"). Kaneb Services LLC's wholly owned subsidiary, Kaneb Pipe Line Company LLC, is the Partnership's General Partner.

"At a time when many companies have been affected by the economic downturn and events of 2001, we are very pleased to report strong results. We had an excellent year, with substantial growth in net income and earnings for 2001," said John R. Barnes, Chairman and CEO of Kaneb Services LLC. "These gains include the positive, accretive impact of the Partnership's acquisition of Shore Terminals. We are now in the process of acquiring the Statia terminaling facilities, which will be voted upon by their shareholders next week, and we anticipate that completed acquisition will deliver a substantial accretive impact."

In November 2001, the Partnership announced the signing of a definitive agreement to acquire all of the liquids terminaling subsidiaries of Statia Terminals Group NV (NasdaqNM: STNV), one of the largest marine terminaling companies in the world. The acquisition of Statia's world-class terminaling facilities in St. Eustatius, Netherlands Antilles, and Point Tupper, Nova Scotia, Canada, has an enterprise value of approximately $300 million. The transaction is subject to the approval of Statia's public shareholders.

Mr. Barnes continued: "Kaneb's business of pipeline and terminaling is reflected in two publicly-traded vehicles - KSL and KPP - each of which has a compelling value for investors. Our business continues to deliver steady growth, which allowed us to increase our cash distributions, effective with the third quarter 2001. Our primary focus is on driving our top line growth to the bottom line in order to generate distributable cash."

2001 RESULTS FOR KANEB SERVICES LLC

Kaneb Services LLC reported net income of $28.3 million for the year, compared with $12.6 million for the prior year. Consolidated income before gain on issuance of units by KPP, income taxes, interest of outside non-controlling partners in KPP's net income and extraordinary item (see Supplemental Information in the attached table) was $18.3 million, an 18% increase over comparable 2000 net income of $15.5 million. Diluted earnings per share, as reported for 2001, were $2.46, compared with $1.15 in the prior year. Diluted earnings per share, before gain on issuance of units by KPP, income taxes, interest of outside non-controlling partners in KPP's net


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income and extraordinary item, were $1.59, over comparable 2000 diluted earnings per share of $1.40.

KSL was formed as a limited liability company in 2001 from assets previously held by Kaneb Services, Inc. (now Xanser Corporation). Those assets include the KPP general partner interest and incentive as well as 5.1 million Partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary that manages and operates the pipeline and terminaling assets of KPP.

2001 RESULTS FOR KANEB PIPE LINE PARTNERS, L.P.

Kaneb Pipe Line Partners, L.P. reported revenues of $207.8 million, a 33% increase over $156.2 million for the prior year. Net income for 2001 increased 39% to $64.1 million compared with $46.2 million last year. Net income per unit increased 25% to $3.03, compared with $2.43 last year.

Pipeline revenues were up 6% to $75.0 million, compared with $71.0 million last year. Pipeline operating income increased to $36.8 million, up from $36.2 million for 2000. The positive, accretive effect of the Shore Terminals acquisition and substantial growth in base terminaling operations are reflected in the increased terminaling revenues and operating income. Terminaling revenues increased 55% to $132.8 million, compared with $85.5 million in the prior year. Terminaling operating income increased 94% to $45.3 million, compared with $23.4 million for 2000.

"We are very pleased with the Partnership's strong results for 2001, and we are eager to build on those results this year," said Edward D. Doherty, chairman and chief executive officer of Kaneb Pipe Line Company LLC, the Partnership's General Partner. "We look forward to the successful completion of the Statia acquisition. Statia is a strong, well-positioned operation and will deliver significant additional cash flow and net income to the Partnership."

Statia's terminaling operations encompass two world-class, strategically located facilities. The storage and transshipment facility on the island of St. Eustatius, which is located east of Puerto Rico, has tankage capacity of 11.3 million barrels. The facility located at Point Tupper, Nova Scotia, Canada has tankage capacity of 7.4 million barrels. Both facilities provide a broad range of products and services, including storage and throughput, marine services and product sales of bunker fuels and bulk oil products.

ABOUT THE KANEB COMPANIES

The Kaneb Companies include two separate publicly traded securities on the New York Stock Exchange: Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, LP (NYSE: KPP). For more information, visit www.kaneb.com.


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ABOUT KANEB SERVICES LLC
Kaneb Services LLC (NYSE: KSL) is a limited liability company whose primary assets are the general partner interest and partnership units it owns in Kaneb Pipe Line Partners. KSL was formed mid-year 2001. Through a wholly owned subsidiary, Kaneb Pipe Line Company LLC, KSL manages and operates the Master Limited Partnership, Kaneb Pipe Line Partners (NYSE: KPP), and owns 5.1 million KPP units. Another KSL wholly owned subsidiary provides wholesale fuel marketing services.

ABOUT KANEB PIPE LINE PARTNERS, LP
Kaneb Pipe Line Partners, LP (NYSE: KPP), a master limited partnership, owns a refined petroleum products pipeline business and a petroleum products and specialty liquids storage and terminaling business. KPP was formed in 1989 to own a 2,075 mile common carrier pipeline system operating from Kansas to North Dakota that has been managed by Kaneb Pipe Line Company, the general partner, since 1953. The Partnership increased its pipeline assets with the purchase of 550 miles of pipeline in Wyoming, Colorado and South Dakota in February 1995, and 175 miles in Iowa and South Dakota in December 1998. The Partnership entered the liquids terminaling business with a large acquisition in 1993, and has more than tripled the size of this operation through subsequent acquisitions. The Partnership is a major transporter of refined petroleum products in the Midwest and is the third largest independent liquids terminaling company in the United States. Worldwide operations include 68 facilities in 26 states, the District of Columbia, and the United Kingdom.

Certain of the statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the company's business, and other risks and uncertainties detailed from time to time in the companies' periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect, the company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the company, or any other person, that the objectives and plans of the company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the company assumes no obligation to update any forward-looking statements.


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